Aurora Oil & Gas Corporation Announces Acquisition and Management Changes

TRAVERSE CITY, MICHIGAN, January 25, 2008 - Aurora Oil & Gas Corporation (AMEX: AOG) is pleased to announce that the Company has signed a non-binding Letter of Intent to acquire Acadian Energy, LLC and has made key changes to Aurora’s management team.

William W. Deneau, Chairman and CEO, commented, “These strategic changes are coordinated with the ongoing work being performed by Johnson Rice & Company, L.L.C. Together, we are creating a stronger foundation from which we can take Aurora to the next level.”

Business Acquisition and Management Appointment

Aurora Oil & Gas Corporation has signed a non-binding Letter of Intent to acquire Acadian Energy, LLC, a private company focused on unconventional natural gas exploration and production in the New Albany Shale. The acquisition will include over 10,000 acres of New Albany Shale properties, 4 development wells, and approximately 7 bcf in proved reserves. Consideration is expected to be approximately $12.5 million paid primarily in restricted stock. Additionally, the founder and President of Acadian Energy, Mr. John E. McDevitt, has agreed to join Aurora Oil & Gas Corporation as its President and Chief Operating Officer and has been appointed to Aurora’s Board of Directors, effective immediately.

Mr. McDevitt has over 40 years of experience in a variety of industries, including oil and gas exploration and production, real estate development and finance, equipment leasing and finance, investment banking and lending, computer software development, wholesale distribution of products, and television and radio production. Notably, Mr. McDevitt has been an executive leader within several startup companies which were built into major industry players.

From 2001 to 2006, Mr. McDevitt served in the senior management of CDX Gas, LLC, an independent oil and gas company focused on the onshore exploration and production of unconventional natural gas. Mr. McDevitt’s responsibilities included international operations, new technology development, strategic planning, engineering, and land operations. Mr. McDevitt also served as Chief Financial Officer, raising over $1 billion in debt and equity financing to facilitate the company’s growing business. In addition, as President of CDX Resources, LLC, a subsidiary of CDX Gas, LLC, Mr. McDevitt managed the nation’s 12th largest onshore drilling rig fleet and an in-house directional drilling company. With his assistance, CDX was sold in 2006 to a private equity group for $835 million.

While at CDX, Mr. McDevitt formed a relationship with the management team of Aurora Oil & Gas Corporation. CDX and Aurora jointly developed several projects, most of which targeted the New Albany Shale.

After the sale of CDX, Mr. McDevitt formed Acadian Energy, LLC, acquired all of the New Albany Shale mineral leases and gas wells from his former employer, and raised financing for a 100-well drilling program beginning in the second quarter of 2008.

From 1982 to 1991, as Chief Financial Officer and one of the managing directors of Domino’s Pizza, Mr. McDevitt played an instrumental role in managing the growth of the company from $25 million in revenues and 140 outlets to over $2.5 billion in revenues and 5,000 stores worldwide.

Also, beginning in 1978, Mr. McDevitt served on the Board of Directors of Spring Arbor Distributors, which became the world’s largest distributor of Christian books and media. In his capacity as a board member, Mr. McDevitt was instrumental in raising financing and helping to manage the dramatic growth of the enterprise. In 1997, Mr. McDevitt assisted in the sale of Spring Arbor Distributors to Ingram Industries Inc., a large privately held company based in Nashville, Tennessee.

William W. Deneau, Chairman and CEO, commented, “John McDevitt brings to Aurora a wealth of experience and a history of proven success with emerging enterprises. In addition, John has spent the past several years building an extensive database of information on the New Albany Shale. His work supports the predictable nature of this exciting play. We are very pleased to have him join our team and integrate his experience, network of professional contacts, and enthusiasm for our natural gas prospects.”

Additional Management Appointments

The Company’s Board of Directors has also appointed Barbara E. Lawson to Chief Financial Officer and Gilbert A. Smith to Vice President of Business Development.

As Chief Financial Officer, Ms. Lawson offers over 26 years of experience in accounting, internal audit, project management, treasury, benefits administration, Sarbanes-Oxley compliance, and SEC reporting. Nearly 16 years of Ms. Lawson’s career was spent at Midland Cogeneration Venture, LLP, an independent power producer with annual revenues of $625 million. During her tenure, Ms. Lawson successfully developed and implemented accounting systems and policies, managed a $450 million investment portfolio, implemented an SEC reporting structure, administered compliance on $1.7 billion of bond debt, implemented Sarbanes-Oxley compliance requirements, and managed at least 12 internal audits annually.

As Vice President of Business Development, Mr. Smith brings nearly 40 years of experience in the oil and gas industry. The predominant part of Mr. Smith’s career was spent at Oryx Energy Company where he served in senior management in the company’s domestic and international businesses. His areas of responsibility included land management, negotiations, and government relations. After Oryx was acquired by Kerr-McGee, Mr. Smith worked as a consultant, performing international strategic contract negotiation and business development, and eventually developed a relationship with CDX Gas, LLC. At CDX, Mr. Smith served as Vice President of Land and Contract Administration. Mr. Smith left CDX in 2006, shortly after the company was sold. At that time, Mr. Smith joined Mr. McDevitt at Acadian Energy, LLC as its Chief Operating Officer.

Management Departures

Effective immediately, Mr. Ronald E. Huff has resigned from his roles as President, Chief Financial Officer, and Director of Aurora Oil & Gas Corporation.

Mr. Deneau remarked, “Ron stepped into a challenging role during a critical moment in the Company’s history. We appreciate the stability that his leadership brought to the organization and wish him well in his future endeavors.”

Also, effective January 31, 2008, Mr. John V. Miller has resigned from his role as Vice President of Business Development to lead a privately held oil and gas exploration company.

Mr. Deneau commented, “John Miller is one of the co-founders of Aurora and will always be a great personal friend and supporter of the Company. I am delighted to see him have the opportunity to do what he loves and build a new enterprise with his sons. We wish him the very best in his new adventure.”

About Aurora Oil & Gas Corporation

Aurora Oil & Gas Corporation is an independent energy company focused on unconventional natural gas exploration, acquisition, development and production with its operations based in the Michigan Antrim Shale, Indiana New Albany Shale and Oklahoma Woodford Shale.

Cautionary Note on Forward-Looking Statements

Statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, including changes in strategy or business structure, anticipated capital expenditures, the availability of capital, and plans for future growth through drilling and production are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that the forward-looking statements described are based on reasonable assumptions, we can give no assurance that they will prove accurate. Important factors that could cause our actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, interest rates, drilling and operating risks, the availability of drilling rigs, changes in laws or government regulations, unforeseen engineering and mechanical or technological difficulties in drilling the wells, operating hazards, weather-related delays, the loss of existing credit facilities, availability of capital, and other risks more fully described in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release and we undertake no obligation to update or revise these forward-looking statements, whether as a result of subsequent developments or otherwise.

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Contact:
Aurora Oil & Gas Corporation
Jeffrey W. Deneau, Investor Relations
(231) 941-0073
www.auroraogc.com

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Source: Aurora Oil & Gas Corporation